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                                                                  Exhibit (l)(1)

                          Navellier & Associates, Inc.
                          One East Liberty, Third Floor
                                 Reno, NV 89501

                                                                  April 30, 2007

The Navellier Performance Funds
One East Liberty, Third Floor
Reno, NV 89501

      RE:   Investment Adviser Operating
            Expenses Reimbursement Agreement

Gentlemen:


      Since the inception of operations of the Navellier Performance Funds (the "Fund"), the Investment Adviser has paid the operating expenses of the Fund without requiring full reimbursement from the Fund. The purpose of this letter is to provide an agreement from Navellier & Associates, Inc. (the "Adviser") that the Adviser, while under no prior obligation to do so, has agreed to waive reimbursement of costs and expenses advanced and, if necessary, fees so that the total operating expenses for future years for the Navellier Mid Cap Growth Portfolio do not exceed 1.34%, for the Mid Cap growth - Class I Portfolio do not exceed 0.99%, for the Navellier Aggressive Micro Cap Portfolio do not exceed 1.49% and for the Navellier Fundamental A portfolio do not 1.49%.


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      If the foregoing accurately reflects the Fund's understanding regarding the matters discussed herein, please sign and return the enclosed copy of this letter.

                                Very truly yours,

                                Navellier & Associates, Inc.


                       By:
                                -----------------------------------------
                                Louis Navellier, President

AGREED:                         THE NAVELLIER PERFORMANCE FUNDS

                       By:
                                -----------------------------------------
                                Barry Sander, Trustee

                       By:
                                -----------------------------------------
                                Joel Rossman, Trustee

                       By:
                                -----------------------------------------
                                Arnold Langsen, Trustee

                       By:
                                -----------------------------------------
                                Jacques Delacroix, Trustee